                                                                   EXHIBIT 99.2

                     NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made and entered into as of November, 25, 1996 (the "Grant Date") by and between GORGES HOLDING CORPORATION (the "Corporation"), a Delaware corporation, and RICHARD E. MITCHELL ("Optionee").

                                   BACKGROUND

     A. The Corporation has adopted the 1996 Stock Incentive Plan (the "Plan"). Pursuant to the Plan, the Committee has authorized the grant to Optionee of a non-qualified stock option to purchase shares of the common stock of the Corporation. Capitalized terms used herein and not defined in context are defined in Section 4.11 hereof or in the Plan.

     B. The Corporation and Optionee wish to confirm herein the terms, conditions, and restrictions of the option.

     C. For and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree:

                                   ARTICLE 1
                          GRANT AND EXERCISE OF OPTION

     1.1  Grant of Option.  Subject to the terms, restrictions, limitations, and
          ---------------
conditions stated herein, the Corporation hereby grants to Optionee a non-qualified option (the "Option") to purchase all or any part of 16,875 shares of Class A Voting Common Stock of the Corporation (the "Option Shares"). This Option is intended to be a non-qualified stock option.

     1.2  Exercise of Option.
          ------------------

          (a) The Option may be exercised during the Option Period (as defined in Section 1.4) only to the extent of the number of Option Shares that are then vested ("Vested Shares") as determined pursuant to the vesting schedule attached hereto as Schedule I.

          (b) The Option may be exercised with respect to all or any portion of the Vested Shares at any time during the Option Period by the delivery to the Corporation, at its principal place of business, of (i) a written notice of exercise, in substantially the form attached hereto as Exhibit A (or as otherwise permitted by the Committee), which shall be delivered to the Corporation no earlier than thirty (30) days and no later than ten (10) days (or such lesser number of days as permitted by the Committee) prior to the date upon which Optionee desires to exercise all or any portion of the Option (the "Exercise Date"); (ii) a certified check payable to the

     Corporation in the amount of the Exercise Price multiplied by the number of
                                                     -------------
     Option Shares being purchased (the "Purchase Price") or, at the discretion of the Committee, by delivery of a number of shares of Stock having a Fair Market Value as of the Exercise Date at least equal to the Purchase Price; and (iii) a certified check payable to the Corporation in the amount of all withholding tax obligations (whether federal, state or local), imposed on the Corporation by reason of the exercise of the Option, or the Withholding Election described in Section 1.2(c). Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Corporation shall cause a certificate representing the shares of Stock purchased to be issued and delivered to Optionee.

          (c) In lieu of paying the withholding tax obligation in cash, as described in Section 1.2(b)(iii), Optionee may elect to have the actual number of shares issuable upon exercise of the Option reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value per share of the Stock as of the Exercise Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Corporation by reason of the exercise hereof (the "Withholding Election"). The Withholding Election must be made by executing and delivering to the Corporation a properly completed Notice of Withholding Election, in substantially the form of Exhibit B attached hereto (or as otherwise permitted by the Committee).

     1.3  Exercise Price.  The price for each share of Stock for which the
          --------------
Option is exercised is US $100.00.

     1.4  Term and Termination of Option.  Except as otherwise provided herein,
          ------------------------------
the period in which the Option may be exercised as to any Vested Shares (the "Option Period") shall commence on the date such shares become Vested Shares and terminate at 5:00 p.m. Eastern Time on the date of the first to occur of the following events:

          (a) the 10th anniversary of the Grant Date;

          (b) If the employment of Optionee by the Corporation terminates for any reason other than as provided in paragraph (c) or (d) below, the Option shall lapse, unless it is previously exercised, three months after Optionee's Termination of Employment; provided, however, that if Optionee's employment is terminated by the Corporation for Cause or by Optionee without the consent of the Corporation, the Option shall (to the extent not previously exercised) lapse immediately.

          (c) If the employment of Optionee by the Corporation terminates by reason of his Disability, the Option shall lapse, unless it is previously exercised, within one year after Optionee's Termination of Employment.

          (d) If Optionee dies while employed by the Corporation, or during the three-month period described in paragraph (b) or during the one-year period described in paragraph (c) and before the Option otherwise lapses, the Option shall lapse one year after Optionee's death. Upon Optionee's death, any exercisable Options may be exercised by Optionee's beneficiary.

     Unless the exercisability of the Option is accelerated as provided in
Article 13 of the Plan, if Optionee exercises the Option after Termination of Employment, the Option may be exercised only with respect to the shares that were otherwise vested on Optionee's Termination of Employment. Upon the expiration of any Option Period, this Option, and all unexercised rights granted to Optionee hereunder shall terminate as to all Vested Shares to which such Option Period relates, and thereafter be null and void.

     1.5  Rights as Stockholder.  Optionee, or, if applicable, the Transferee
          ---------------------
(as defined in Section 4.11), shall have no rights as a stockholder with respect to any Option Shares until Optionee has exercised this Option as to such Option Shares and has tendered to the Corporation the Purchase Price due in respect of such exercise. No adjustment to the number of Option Shares covered by this Option or the Exercise Price shall be made for dividends paid or declared on or with respect to Stock in cash, securities or other property, for which the record date is prior to the date of exercise hereof.

     1.6  Changes in Capitalization.  The Committee may proportionately adjust
          -------------------------
the number of Option Shares and the Exercise Price for any increase or decrease in the number of issued shares of Stock (without any change in the aggregate price to be paid upon exercise of all of the Option Shares) resulting from an event described in Article 14 of the Plan. Any adjustment pursuant to this
Section 1.6 may provide, in the Committee's discretion, for the elimination of any fractional shares that might otherwise become subject to the Option without payment therefor.

     1.7  Accelerated Vesting.
          -------------------

          (a) Change in Control.  If a Change in Control occurs, the Option
              -----------------
     shall become fully exercisable.

          (b) Other Events.  As provided in Section 13.9 and Section 13.10 of
              ------------
     the Plan, the Committee may accelerate the vesting of the Option in other events.

          (c) Effect of Acceleration.  If the vesting of the Option accelerates
              ----------------------
     due to a Change in Control or is accelerated by the Committee pursuant to
     Section 13.9 of the Plan (i.e., events that could lead to a Change in Control), the Committee shall determine (i) whether the fully exercisable Option will expire after a designated period of time to the extent not then exercised, (ii) whether the difference between the Exercise Price and the Fair Market Value of the Option Shares as of a date designated by the Committee will be settled in cash, (iii) whether the Option will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or
     (iv) any combination of the foregoing.

     1.8  Rights of Optionee Subject to Plan.  This Option is granted pursuant
          ----------------------------------
to the Plan and is, in all respects, subject to the terms and provisions of the Plan, a copy of which is available at the offices of the Corporation. In the event of any conflict between any part or provision of this Agreement and any part or provision of the Plan, the part or provision of the Plan shall control.

     1.9  Securities Purchase and Stockholders Agreement.  Upon exercise of this
          ----------------------------------------------
Option pursuant to Section 1.2, Optionee shall enter into and be bound by that certain Securities Purchase and Stockholders Agreement, dated November 25, 1996, among CGW Southeast Partners III, L.P. NationsBanc Investment Corporation and Mellon Bank, N.A. as Trustee for First Plaza Group Trust, certain other Stockholders of the Corporation, and the Corporation in accordance with Section
12.12 thereof (the "Securities Purchase and Stockholders Agreement").

                                   ARTICLE 2
                       RESTRICTION ON TRANSFER OF OPTION

     2.1  Restrictions on Transfer of Option.  The Option evidenced hereby is
          ----------------------------------
nontransferable other than by will or the laws of descent and distribution.


                                   ARTICLE 3
                                    LEGENDS

     3.1  Legends.  Each certificate representing the Option Shares purchased
          -------
upon exercise of this Option shall be endorsed with the following legend and Optionee shall not make any transfer of the Option Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A NON-QUALIFIED STOCK OPTION AGREEMENT DATED NOVEMBER 25, 1996, A COPY OF WHICH IS AVAILABLE FROM THE CORPORATION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144

PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

     Optionee agrees that the Corporation may also endorse any other legends required by applicable federal or state securities laws.

     The Corporation shall not be required (a) to transfer on its books any Option Shares that have been sold or transferred in violation of the provisions of this Agreement (including the foregoing legends), or (b) to treat the owner of the Option Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Option Shares have been transferred in contravention of this Agreement (or such legends).

     3.2  Removal of Legend and Transfer Restrictions.
          -------------------------------------------

          (a) Any legend endorsed on a certificate pursuant to Section 3.1 hereof and the stop transfer instructions with respect to the Option Shares shall be removed and the Corporation shall issue a certificate without such legend to the holder thereof if such Option Shares are registered under the Securities Act of 1933 and a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 is available.

          (b) The restrictions described in the second sentence of the legend set forth in Section 3.1 hereof may be removed at such time as permitted by Rule 144 promulgated under the Securities Act of 1933.

                                   ARTICLE 4
                               GENERAL PROVISIONS

     4.1  Governing Laws.  This Agreement shall be construed, administered and
          --------------
enforced according to the laws of the State of Delaware; provided, however, this Option may not be exercised except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Optionee resides, and/or any other applicable securities laws.

     4.2  Successors.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

     4.3  Notice.  Except as otherwise specified herein, all notices and other
          ------
communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered, if mailed by overnight delivery or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. In each case, each notice or other communication shall be deemed to have been received on the earlier of the date of actual receipt or the date that is three (3) days after the date on which such notice or other communication was mailed or sent. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

     4.4  Severability.  In the event that any one or more of the provisions or
          ------------
portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     4.5  Entire Agreement.  Except as set forth in Section 1.9, this Agreement
          ----------------
expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     4.6  Violation.  Except as provided herein, any transfer, pledge, sale,
          ---------
assignment, or hypothecation of the Option or any portion thereof or of any Option Shares issued upon exercise hereof shall be a violation of the terms of this Agreement and shall be void and without effect.

     4.7  Headings.  Paragraph headings used herein are for convenience of
          --------
reference only and shall not be considered in construing this Agreement.

     4.8  Specific Performance.  In the event of any actual or threatened
          --------------------
default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

     4.9  No Employment Rights Created.  The grant of the Option hereunder shall
          ----------------------------
not be construed as giving Optionee the right to continued employment with the Corporation.

     4.10 Special Limitation on Exercise.  Notwithstanding anything contained
          ------------------------------
herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Corporation, which approval may be withheld if the exercise of this Option, together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Corporation, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Corporation shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Corporation on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If the Option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section 4.10, the Exercise Period may, upon request of Optionee, be extended for successive one-year periods until it can be exercised in accordance with this Section 4.10. Any attempt by Optionee to exercise the Option that is not effective due to the restrictions contained in this Section 4.10 shall be deemed to be a request for a one-year extension period under the preceding sentence. Optionee shall deliver to the Corporation, prior to the exercise of the Option, such information representations, and warranties as the Corporation may reasonably request in order for the Corporation to be able to satisfy itself that the Option Shares to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

     4.11 Certain Definitions.  The capitalized terms listed below are used
          -------------------
herein with the meaning thereafter ascribed:

          (a) "Cause" shall have the meaning assigned such term in any employment agreement that exists between the Corporation and the Optionee provided, however, if no definition exists, it shall mean as follows: (i) conduct amounting to fraud or dishonesty against the Corporation or any subsidiary or affiliate of the Corporation; (ii) Optionee's intentional misconduct or repeated refusal to follow the reasonable directions of the Board of Directors of the Corporation, provided an officer of the Corporation, upon the direction of the Board of Directors, notifies Optionee of the acts deemed to constitute such intentional misconduct or repeated refusal in writing and Optionee fails to correct such acts (or begins such action as may be necessary to correct such acts and thereafter diligently pursues the completion thereof) within five (5) business days after written notice has been given; (iii) repeated absences from work without a reasonable excuse, (iv) repeated intoxication with alcohol or drugs while on Corporation business during regular business hours; (v) a conviction or plea of guilty or nolo contendere to a felony (other than one arising from the operation of a motor vehicle or resulting from actions taken (or not taken) by Optionee in good faith in his capacity as an employee or officer of the Corporation; or (vi) a breach or violation by the Optionee of any material terms of this Agreement or any other agreement to which Optionee and the Corporation are a party.

          (b) "Disability" shall have the meaning assigned such term in any employment agreement that exists between the Corporation and the Optionee provided, however, if no definition exists, it shall mean as follows: (i) the inability of Optionee to perform the duties of Optionee's employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration, or (ii) Optionee shall be entitled to (x) disability retirement benefits under the federal Social Security Act or (y) recover benefits under any long-term disability plan or policy maintained by the Corporation. In the event of a dispute, the determination of Disability shall be made reasonably by the Board of Directors of the Corporation and shall be supported by advice of a physician competent in the area to which such Disability relates.

          (c) "Fair Market Value" shall mean the value of the share of Stock of the Corporation determined as follows:

     (i) If the Stock is, at the time of the determination of Fair Market Value, listed or traded on any national securities exchange or quoted on a national securities or central market system, the Fair Market Value of a share of Stock shall be the average of the daily closing prices for the thirty (30) consecutive trading days before such date of determination, excluding any trades which are not bona fide arms-length transactions. The closing price for each day shall be (A) if such securities are listed are admitted for trading on any national securities exchange, the last sale price for such security, regular way, or the mean of the closing bid and asked prices therefor if no such sale occurred, in each case as officially reported on the principal securities exchange on which such Stock is listed; or (B) if quoted on a national securities exchange or market system, the mean between the closing high bid and low asked quotations for such Stock for each day during such thirty (30) day period.

     (ii) If, at time of such determination, the Stock of the Corporation is not listed or quoted on any national securities exchange or market system, the Fair Market Value of a share of Stock shall be determined in good faith by the Directors of the Corporation.

          (d) "Termination of Employment" means the termination of the employee-employer relationship between Optionee and the Corporation (and its Parents and Subsidiaries), regardless of the fact that severance or similar payments are made to Optionee, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment.

     Other capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.

     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.


                                       GORGES HOLDING CORPORATION


                                       By: /s/ William A. Davies
                                           ------------------------------------
                                       Name: William A. Davies
                                            -----------------------------------
                                       Title: VP-Secretary
                                              ---------------------------------


                                       OPTIONEE:


                                       /s/ Richard E. Mitchell           (SEAL)
                                       ----------------------------------
                                       Richard E. Mitchell

                                   EXHIBIT A
                                      TO
                          GORGES HOLDING CORPORATION
                     NON-QUALIFIED STOCK OPTION AGREEMENT

                              Notice of Exercise
                              ------------------

               Name
                   --------------------------------------------
               Address
                      -----------------------------------------

               ------------------------------------------------
               Date
                   --------------------------------------------

Gorges Holding Corporation
209 Range Road
Garland, TX  75041

     Re:  Exercise of Stock Option

Gentlemen:

     I hereby give notice of my election to exercise options granted to me to
purchase          shares of $.01 par value Class A (voting) Stock (the "Stock")
         --------
of Gorges Holding Corporation (the "Corporation") under Gorges Holding
Corporation Non-Qualified Stock Option Agreement dated             (the
                                                       -----------
"Agreement").  The purchase shall take place as of             (the "Exercise
                                                   -----------
Date").

     On or before the Exercise Date, I will present you with a certified check
(or bank cashier's check) for $           for the full purchase price payable to
                               ----------
the order of                           .
             --------------------------

     I hereby represent, warrant, covenant, and agree with the Corporation as follows:

          The shares of the Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock and not with a view to, or for resale in connection with, any distribution of the Stock, nor am I aware of the existence of any distribution of the Stock;

          I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Corporation;


          Exhibit A to Non-Qualified Stock Option Agreement - Page 1

          The Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

          I am able to bear the economic risks of the investment in the Stock including the risk of a complete loss of my investment therein;

          I understand and agree that the Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the "1933 Act"), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

          The Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction, otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Corporation of compliance with the applicable securities laws of other jurisdictions. The Corporation shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

          The Corporation will be under no obligation to register the Stock or comply with any exemption available for sale of the Stock without registration or filing, and the information or conditions necessary to permit routine sale of securities of the Corporation under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Corporation is under no obligation to act in any manner so as to make Rule 144 available with respect to the Stock;

          I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Corporation, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Corporation. I realize that purchase of the Stock is a speculative investment and that any possible profit therefrom is uncertain;

          I have had the opportunity to ask questions of and receive answers from the Corporation and any person acting on its behalf and to obtain all material informal reasonably available with respect to the Corporation and its affairs. I have received all information and data with respect to the Corporation which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of investment in the Corporation;


          Exhibit A to Non-Qualified Stock Option Agreement - Page 2

          I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Stock hereunder and I am able to bear the economic risk of such purchase; and

          The agreements, representations, warranties, and covenants made by me herein extend to and apply to all of the Stock of the Corporation issued to me pursuant to this Option. Acceptance by me of the certificate representing such Stock shall constitute a confirmation by me that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

     I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.


                                       Very truly yours,

                                       ----------------------------------------

AGREED TO AND ACCEPTED:

GORGES HOLDING CORPORATION

By:
   --------------------------

Title:
      -----------------------

Number of Shares
Exercised:
          -------------------

Number of Shares
Remaining:                             Date:
          -------------------               -----------------------------------


          Exhibit A to Non-Qualified Stock Option Agreement - Page 3

                                   EXHIBIT B
                                      TO
                          GORGES HOLDING CORPORATION
                     NON-QUALIFIED STOCK OPTION AGREEMENT

                        Notice of Withholding Election
                        ------------------------------

TO:       GORGES HOLDING CORPORATION

FROM:     Name
                ----------------------------

RE:       Withholding Election

-------------------------------------------------------------------------------

     This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

     (1) My correct name and social security number and my current address are set forth at the end of this document.

     (2)  I am (check one, whichever is applicable).

          [  ] the original recipient of the Option.

          [ ] the legal representative of the estate of the original recipient of the Option.

          [  ] a legatee of the original recipient of the Option.

          [  ] the legal guardian of the original recipient of the Option.

     (3)  The Option pursuant to which this election is made is dated and was
          issued in the name of             for             shares of Gorges
                                -----------     -----------
          Holding Corporation (the "Corporation") $.01 par value Class A (voting) Stock (the "Stock"). This election relates to
                                                                  -------------
          shares of the Stock issuable upon whole or partial exercise(s) of the Option (the "Option Shares").

     (4) In connection with any exercise of the Option with respect to the Option Shares, I hereby elect to have certain of the shares issuable pursuant to the exercise withheld by the Corporation for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from exercise. The shares to be withheld shall have, as of the date on which the amount of the tax required to


          Exhibit B to Non-Qualified Stock Option Agreement - Page 1 be withheld is determined, a fair market value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

     (5) I understand that this Withholding Election is subject to the disapproval of the Board of Directors.

     (6) I further understand that, if this Withholding Election is not disapproved by the Board of Directors, the Corporation shall withhold from the Option Shares a number of shares of the Stock having the value specified in Paragraph 4 above.


Dated:
      -----------------------          ----------------------------------------
                                       Legal Signature



-----------------------------          ----------------------------------------
Social Security Number                 Name (Printed)


                                       ----------------------------------------
                                       Street Address


                                       ---------------------------------------
                                       City, State, Zip Code


          Exhibit B to Non-Qualified Stock Option Agreement - Page 2

                                  SCHEDULE I
                                      TO
                          GORGES HOLDING CORPORATION
                     NON-QUALIFIED STOCK OPTION AGREEMENT

                               Vesting Schedule
                               ----------------

The Option Shares shall vest as follows:

          Anniversary of                    % of Option
            Grant Date                     Shares Vested
          --------------                   -------------
                1                                20%
                2                                40%
                3                                60%
                4                                80%
                5                               100%

Construction.
-------------

     Unless the vesting shall be accelerated, the right of Optionee to vest in Option Shares shall cease upon the termination of Optionee's employment by the Corporation, and thereafter, no further shares shall become Vested Shares.